EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT is entered into as of May 1, 1997 by and between MEDIA ARTS GROUP, INC., a Delaware corporation (the "Employer"), and JAMES F. LANDRUM, JR., of 14296 Buckner Drive, San Jose, California 95127 (the "Employee").


RECITALS

A. Employer is the parent company of various wholly owned subsidiaries and divisions which are engaged in the business of the creation, printing, reproduction, marketing, production, and selling of various forms of artwork, including, without limitation, paintings, prints, lithographs, posters, as well as licensing and wholesale distribution of plates, figurines, and other two- and three-dimensional artwork. Employer is also engaged in significant growth which may lead to the acquisition and development of related and other businesses.

B. The Board of Directors of the Employer (the "Board"), and any of its Compensation Committee, has approved and authorized the entry of this Agreement with the Employee.

The parties to this Agreement desire to enter into this Agreement setting forth the terms and conditions for the employment relationship of the Employee with the Employer.

NOW, THEREFORE, IN CONSIDERATION OF THE COVENANTS, CONDITIONS AND
PROMISES OF THE PARTIES SET FORTH BELOW, Employer and Employee agree as follows:

1. Employment. The Employee is employed as Vice-President, General Counsel and Corporate Secretary, as of the date of this Agreement and through and until the termination of this Agreement, as hereinafter defined, with the duties and responsibilities and on the terms and conditions hereinafter set forth.

2.     Responsibilities and Duties of Employee.    It is agreed that
Employee is employed on a full-time basis, which is defined to mean Employee's entire productive time, ability and attention. It is further agreed that for so long as the Employee is employed with the Employer, Employee shall not engage in any other business duties or pursuits, without the express written consent of the Board or the President of the Employer (the "President"). In his capacity as Vice-President, General Counsel and Corporate Secretary, Employee shall be primarily responsible for, and shall personally perform or personally supervise, each of the following:

(a) all legal functions, including contract generation/review, litigation management, and intellectual property management, as well as development of internal legal operations and operating controls, of Employer and any of its subsidiaries;


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(b)    all  legal  functions, including development of internal controls as are, and will be, needed in order to fully comply with all legal reporting requirements of the various state and federal government entities, including without limitation, the Securities and Exchange Commission, with jurisdiction over the activities of the Employer and any of its subsidiaries;

(c) all functions relating to corporate governance, including all responsibilities typically performed by a Corporate Secretary;

Notwithstanding anything in this Agreement to the contrary, it is expressly understood and agreed that the Employee shall not have the right to make any contracts or commitments for or on behalf of the Employer or any of its subsidiaries without the express consent of the President or Board.

In addition to the aforementioned responsibilities and duties, Employee shall perform such other duties and responsibilities as the Board or the President of the Employer shall designate as are not inconsistent with the Employee's position with the Employer, including the performance of duties with respect to any subsidiaries of the Employer.

Employee shall at all times perform the duties set forth herein faithfully, industriously, and to the best of Employee's ability, experience and talent. Employee shall report directly to the President of the Employer in regard to all matters unless otherwise mutually agreed to by the parties.

3.     Location of Employee's Work.    The Employee shall be based in
the principal executive offices of the Employer in San Jose, California, or in any city to which the principal executive offices of the Employer may relocate. The Employee shall travel to such other locations as may be reasonably required in the performance of his duties hereunder.

4. Duration of Employment. The Employer agrees to employ Employee in the capacity set forth above for the period of time commencing as of the date hereof and ending on May 1, 2000. In that regard, this Agreement shall be binding on the parties as of the date hereof and shall terminate at Midnight on May 1, 2000; provided, however, in the event a Change of Control as defined herein, occurs prior to the expiration of this Agreement, this Agreement shall not expire prior to the last day of the sixtieth (60th) month following the date of such Change in Control.

5.     Compensation to Employee.
(a)    Salary.       The Employer agrees to pay the Employee a base
salary at an annual rate equal to $125,000.00, with such salary to be increased, at such times, if any, as the Board may deem appropriate, to an amount determined by the Board, which increases shall be consistent with the normal historical business practices of the Employer and the salary adjustments for other senior executives of the Employer. Notwithstanding the foregoing, the salary of the Employee shall not be decreased at any time from the amount of salary then in effect. Participation in deferred compensation, discretionary bonus, retirement and other employee benefit plans shall not reduce the salary payable to the Employee under this Paragraph (a) of this Section 5. The salary under this Paragraph (a) of this Section 5 shall be payable on a semi-monthly basis and shall be subject to standard federal and California tax withholding rules.
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(b)    Health Care.   The Employer agrees to provide medical insurance
coverage under the Employer's group medical insurance plan for the Employee and his dependents, at no cost to the Employee for such coverage of the Employee and his dependents.

(c)    Bonuses.   The Employee shall also be entitled to participate in
any Bonus program of the Employer that the Employer has adopted or may adopt for the benefit of its senior executives.

(d) Retirement and Employee Benefit Plans. The Employee shall be entitled to participate in any plan of the Employer relating to stock options, stock purchases, pension, thrift, profit sharing, education, or other retirement or employee benefits that the Employer has adopted or may adopt for the benefit of its senior executives.

(e)    Fringe Benefits; Framed Lithograph; Cellular Phone.      In
addition to the benefit plans referred to above, the Employee shall be entitled to participate in any other fringe benefits which are now or may be or become applicable to the Employer's senior executives, and any other benefits which are commensurate with the duties and responsibilities to be performed by the Employee under this Agreement. The Employee shall receive one framed lithograph, which is produced and distributed by the Employer and which the Employee shall select, per year of employment, commencing after the first twelve months of employment. The Employer agrees to provide the Employee with a cellular telephone. The Employer shall reimburse the Employee for reasonable expenses incurred for the use of such cellular telephone. Notwithstanding the foregoing, the benefits provided under this paragraph shall not be decreased following a Change in Control, as hereinafter defined, without the written consent of the Employee, provided, however, that the benefits provided under this paragraph shall cease upon termination of the Employee's employment with the Employer.

(f)       Voluntary Absences: Vacations.    The Employee shall be
entitled, without loss of pay, to be absent voluntarily for reasonable periods of time from the performance of the duties and responsibilities under this Agreement. All such voluntary absences shall count as paid vacation time, unless the Board otherwise determines. The Employee shall be entitled to an annual paid vacation of four (4) weeks per year or such longer period as the Board may approve; such paid vacation shall accrue at the rate of 13.33 hours per month. The timing of paid vacations shall be scheduled in a reasonable manner by the Employee, subject to the general approval of the President or Board.

6.       Expenses Incurred by Employee.   In addition to the
compensation structure set forth in Section 5, the Employer shall pay all direct out-of-pocket expenses incurred by the Employee in connection with the performance of his duties set forth herein including, but not limited to, travel, lodging and long distance telephone expenses. The Employee shall include in any request for reimbursement for such expenses a detailed account with receipts of all expenses incurred by the Employee, and a detailed account of the business relating to those expenses, in connection with the performance of his duties as described in this Agreement.

7.      Termination.
(a)     Disability.    If, as a result of the Employee's incapacity due
to physical or mental illness, he shall have been absent from the full-time performance of his duties with the Employer for six (6) consecutive months, and within thirty (30) days after written notice of termination is given, he shall not have returned to the full-time performance of his duties, his employment may be terminated by the Employer for "Disability."

(b)   Cause.    Subject to the notice provisions set forth below, the
Employer may terminate the Employee's employment for "Cause" at any time. "Cause" shall mean termination upon (1) the willful failure by the Employee to substantially perform his duties with the Employer (other than any such failure resulting from his incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to him by the Board, which demand specifically identifies the manner in which the Board believes that he has not substantially performed his duties or (2) the willful engaging by the Employee in conduct which is demonstrably and materially injurious to the Employer, monetary or otherwise. For purposes of this paragraph (b) of this Section 7, no act, or failure to act, on the Employee's part shall be deemed "willful" unless done, or omitted to be done, by him not in good faith and without the reasonable belief that this action or omission was in the best interest of the Employer.

Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds (2/3) of the entire membership of the Board at a meeting of such Board (after reasonable notice to him and an opportunity for him, together with his counsel, to be heard before such Board), finding that he has engaged in the conduct set forth above in this paragraph (b) and specifying the particulars thereof in detail.

(c)     Notice of Termination.       Any termination of the Employee's
employment by the Employer or by the Employee shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 11. "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for the termination of the Employee's employment under the provision so indicated.

(d) Date of Termination. "Date of Termination" shall mean (i) if the Employee's employment is terminated by his death, the date of his death;
(2) if the Employee's employment is terminated for Disability, thirty
(30) days after Notice of Termination is given (provided that he shall not have returned to the full-time performance of his duties during such thirty (30) day period); (3) if the Employee's employment is terminated for Cause, the date specified in the Notice of Termination (which shall not be less than thirty (30) days from the date such Notice of Termination is given), and (4) if the Employee's employment is terminated for any other reason, the date specified in the Notice of Termination.

(e) Change in Control. A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (other than the Employer; any trustee or other fiduciary holding securities under an employee benefit plan of the Employer; any company owned, directly or indirectly, by the stockholders of the Employer in substantially the same proportions as their ownership of the stock of the Employer; or Thomas Kinkade or Kenneth E. Raasch, their wives or widows, their lineal descendants and their heirs, devisees and donees, and trusts created by them, inter vivos or by will, for the benefit of such persons or for the benefit of charitable or educational institutions), is or becomes the "beneficial owner" (as defined in Rule 13d-j under the Exchange Act), directly or indirectly, of securities of the Employer (not including in the securities beneficially owned by such person any securities acquired directly from the Employer, its affiliates or Thomas Kinkade or Kenneth E. Raasch or acquired by convening any convertible preferred stock of the Employer, par value $.01 per share) representing 51% or more of the combined voting power of the Employer's then outstanding securities; or

(ii) during any period of two consecutive years (not including any period prior to the date hereof), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Employer to effect a transaction described in subsection (i), (iii) or (iv) of this Section 7(e)) whose election by the Board or nomination for election by the Employer's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or

(iii) the shareholders of the Employer approve a merger or consolidation of the Employer with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Employer, at least 75% of the combined voting power of the voting securities of the Employer or such surviving entity outstanding immediately after such merger or consolidation, or
(B) a merger or consolidation effected to implement a recapitalization of the Employer (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Employer's then outstanding securities; or

(iv) the shareholders of the Employer approve a plan of complete liquidation of the Employer or an agreement for the sale or disposition by the Employer of all or substantially all the Employer's assets.

(f) Good Reason. At any time following a Change in Control, the Employee may terminate his employment hereunder for "Good Reason." "Good Reason" shall mean the occurrence (without the Employee's express written consent) of any one of the following acts by the Employer, or failures by the Employer to act, unless, in the case of any act or failure to act described in paragraph (i), (v), (vi) or (vii) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof;

(i) the assignment to the Employee of any duties inconsistent with the Employee's status as a senior executive of the Employer of a substantially adverse alteration in the nature or status of the Employee's responsibilities from those in effect immediately prior to the Change in Control;

(ii) a reduction by the Employer in the Employee's annual base salary which is prohibited by this agreement as in effect on the date hereof or as the same may be increased from time to time;

(iii) the relocation of the Employer's principal office to a location outside the Santa Clara County, California area (or, if different, the metropolitan area in which such offices are located immediately prior to the Change in Control) or the Employer's requiring the Employee to be based anywhere other than the Employer's principal executive offices (or, if different, the metropolitan area in which such offices are located immediately prior to the Change in Control), except for required travel on the Employer's or any of its subsidiaries' business to an extent substantially consistent with the Employee's present business travel obligations;

(iv) the failure by the Employer, without the Employee's consent, to pay to the Employee any portion of the Employee's current compensation, or to pay to the Employee any portion of an installment of deferred compensation under any deferred compensation program of the Employer, within seven (7) days of the date such compensation is due;

(v) the failure by the Employer to continue in effect any compensation plan in which the Employee participates immediately prior to the Change in Control which is material to the Employee's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Employer to continue the Employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Employee's participation relative to other participants, as existed immediately prior to the Change in Control;

(vi) the failure by the Employer to continue to provide the Employee with benefits substantially similar to those enjoyed by the Employee under any of the Employer's pension, life insurance, medical, health and accident, or disability plans in which the Employee was participating immediately prior to the Change in Control, the taking of any action by the Employer which would directly or indirectly materially reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by the Employee immediately prior to the Change in Control, or the failure by the Employer to provide the Employee with the number of paid vacation days to which the Employee is entitled on the basis of years of service with the Employer in accordance with the Employer's normal vacation policy in effect immediately prior to the Change in Control; or

(vii) any purported termination of the Employee's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of this Agreement; for purposes of this Agreement, no such purported termination shall be effective.

The Employee's right to terminate his employment for Good Reason shall not be affected by his incapacity due to physical or mental illness. Some or all of the above acts or failure to act constitutes a breach of contract and the Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

8.     Compensation Upon Termination or During Disability.    The
Employee shall be entitled to the following benefits during a period of disability, or upon termination of his employment, as the case may be, provided that such period or termination occurs prior to the expiration of this Agreement:

(a) During any period that the Employee fails to perform his full-time duties with the Employer as a result of incapacity due to physical or mental illness, he shall continue to receive his base salary at the rate in effect at the commencement of any such period together with all compensation payable to him under the Employer's disability plan or program or other similar plan during such period, until his employment is terminated pursuant to Section 7(a) hereof. Thereafter, or in the event the Employee's employment shall be terminated by reason of his death, his benefits shall be determined under the Employer's retirement, insurance and other compensation programs then in effect in accordance with the terms of such programs.

(b) If at any time the Employee's employment shall be terminated (i) by reason of his death (ii) by the Employer for Cause or Disability or
(iii) by him for any reason (other than, following the occurrence of a Change in Control, for Good Reason), the Employer shall pay him or the appropriate payee, as the case may be (as determined in accordance with Section 9(b) hereof) his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which he is entitled under any compensation plan of the Employer at the time such payments are due, and the Employer shall have no further obligations to him under this Agreement.

(c) If, prior to a Change in Control, the Employee's employment shall be terminated by the Employer other than for Cause or Disability, he shall be entitled to the benefits provided below:

(i) the Employer shall pay to the Employee his full base salary through the Date of Termination at the rate in effect at the time the Notice of Termination is given, no later than the fifth (5th) day following the Date of Termination, plus all other amounts to which he is entitled under any compensation plan of the Employer, at the time such payments are due;

(ii) the Employer shall pay the Employee, at the time such payments would have been made had the Employee's employment not been terminated hereunder, all salary, bonus payments and vested portions of retirement and employee benefit plans that would have been payable to the Employee pursuant to this Agreement had the Employee continued to be employed for the remaining duration of this Agreement, assuming for the purpose of such continuing payments that the Employee's salary for each year of such remaining duration is equal to his salary at the Date of Termination and that his annual bonus for each year of such remaining duration is equal to the average of the annual bonuses paid to him by the Employer with respect to the three (or, if less, the number of years the Employee has been employed by the Employer) fiscal years ended immediately prior to the fiscal year in which the Date of Termination occurs; and

(iii) the Employer shall continue in effect for the benefit of the Employee all insurance or other provisions for indemnification and defense of officers or directors of the Employer which are in effect on the date the Notice of Termination is sent to the Employee with respect to all of his acts and omissions while an officer or director as fully and completely as if such termination had not occurred, and until the final expiration or running of all periods of limitation against actions which may be applicable to such acts or omissions.

(d) If, following a Change in Control, the Employee's employment should be terminated by the Employer other than for Cause or Disability or by the Employee for Good Reason, he shall be entitled to the benefits below:

(i) the Employer shall pay to the Employee his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given; plus all salary and bonus payments that would have been payable to the Employee pursuant to this Agreement had the Employee continued to be employed for the duration of this Agreement, assuming for the purpose of such payments that his salary for each year of such duration is equal to his salary at the Date of Termination and that his annual bonus for each year of such duration is equal to the average of the annual bonuses paid to him by the Employer (or its predecessors) with respect to the three (or, if less, the number of years the Employee has been employed with the Employer and its predecessors) fiscal years ended immediately prior to the fiscal year in which the Date of Termination occurs; plus all other amounts to which he is entitled under any compensation plan of the Employer, including but not limited to vested portions of retirement and employee benefit plans in cash in a lump sum no later than the fifteenth (15th) day following the Date of Termination; and

(ii) the Employer shall continue in effect for the benefit of the Employee all insurance or other provisions for indemnification and defense of officers or directors of the Employer which are in effect on the date the Notice of Termination is sent to the Employee with respect to all of his acts and omissions while an officer or director as fully and completely as if such termination had not occurred, and until the final expiration or running of all periods of limitation against actions which may be applicable to such acts or omissions.

(e) The Employee shall not be required to mitigate the amount of any payment provided for in this Section 8 by seeking other employment or otherwise.

(f) In the event the employment of the Employee is terminated by the Employer without Cause or the Employee's employment is terminated by the Employee under conditions entitling him to payment hereunder and the Employer fails to make timely payment of the amounts then owed to the Employee under this Agreement, the Employee shall be entitled to interest on such amounts at the rate of one percent (1%) above the prime rate (defined as the base rate on corporate loans at large U.S. money center commercial banks as published by the Wall Street Journal), compounded monthly, for the period from the date such amounts were otherwise due until payment is made to the Employee (which interest shall be in addition to all rights which the Employee is otherwise entitled to under this Agreement).

9.       No Assignments.      This Agreement is personal to each of the
parties hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of all of the other parties hereto, except that this Agreement shall be binding upon and inure to the benefit of any successor corporation to the Employer.

(a) This Agreement shall inure to the benefit of and be enforceable by the Employee and his personal or legal representatives, executors, administrators. successors, heirs, distributees, devisees and legatees. If the Employee should die while any amount would still be payable to him hereunder had he continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee, if there is no such designee, to his estate.

10.  (a)    Noncompetition.    The Employee agrees that while this
Agreement is in effect, he will not, directly or indirectly, without the prior written consent of the Employer, provide consultative service with or without pay, own, manage, operate, join, control, participate in, or be connected as a stockholder, partner, or otherwise with any business individual, partner, firm, corporation, or other entity which is then in competition with the Employer or any subsidiary of affiliate of the Employer. It is further expressly agreed that the Employer will or would suffer irreparable injury if the Employee were to compete with the Employer or any subsidiary or affiliate of the Employer in violation of this Agreement and that the Employer would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction, and the Employee further consents and stipulates to the entry of such injunctive relief in such a court prohibiting the Employee from competing with the Employer or any subsidiary or affiliate of the Employer, in the areas set forth above, in violation of this Agreement.

(b)    Right to Company Materials.      The Employee agrees that all
styles, designs, lists, materials, books, files, reports, correspondence, records, and other documents ("Company Material") used, prepared, or made available to the Employee, shall be and shall remain the property of the Employer, its subsidiary, or its affiliate, as the case may be. Upon termination of employment or the expiration of this Agreement, all Company Materials shall be returned immediately to the Employer, its subsidiary, or its affiliate, as the case may be; provided, however, that the Employee shall be entitled to make and retain any copies thereof with respect to matters involving the Employee.

(c)    Antisolicitation.     The Employee promises and agrees that while
this Agreement continues in effect, he will not influence or attempt to influence customers or suppliers of the Employer or any of its present or future subsidiaries or affiliates, either directly or indirectly, to divert their business to any individual, partnership, firm, corporation or other entity then in competition with the business of the Employer, or any subsidiary or affiliate of the Employer.

 (d)    Soliciting Employees.       The Employee promises and agrees
that while this Agreement continues in effect, he will not directly or indirectly solicit any of the employees of the Employer, its subsidiaries or its affiliates to work for or invest in, as the case may be, any business, individual, partnership, firm, corporation, or other entity then in competition with the business of the Employer or any subsidiary or affiliate of the Employer.

(e)     Restriction on Use or Disclosure of Trade Secrets.        It is
expressly understood that the Employee may be dealing with trade secrets of the Employer, its subsidiaries and its affiliates, including but not limited to information, system(s), inventions, and processes, all of a confidential nature, that concern the operations of the Employer, its subsidiaries or affiliates and that are the Employer's property and are used in the course of the Employer's business or that of its subsidiaries or affiliates. The Employee promises and agrees that he will not disclose to anyone, directly or indirectly, either while this Agreement is in effect or at any time thereafter, any of such trade secrets, or use them other than in the course of his employment. The Employee acknowledges that the Employer may use all remedies, including injunctive relief, in order to enforce the provisions of this paragraph
(e).

1.     Notice.    For the purpose of this Agreement, notices provided
for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notice of a change of address shall be effective only upon actual receipt:

Employer:    MEDIA ARTS GROUP, INC.521 Charcot Ave.
San Jose, CA 95131
Attn.  President

Employee:   JAMES F. LANDRUM, JR.
14296 Buckner Drive
San Jose, CA  95131

12.    Indemnification.    If the Employee is made or is threatened to
be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an officer of the Employer, or is or was an officer of the Employer serving at the request of the Employer as a director or officer, employee or agent of another corporation partnership, joint venture, trust, employee benefit plan or other enterprise, then the Employer shall indemnify the Employee against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action suit or proceeding if he acted in good faith, as such term is defined in the Bylaws of the Employer, and in a manner he reasonably believed to be in or not opposed to the best interests of the Employer, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that with respect to actions, suit or proceedings by or in the right of the Employer, the Employer shall not indemnify the Employee in respect of any claim, issue or matter as to such which Employee shall have been adjudged to be liable to the Employer unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Employee is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Employer, and, with respect to any criminal action or proceeding, any reasonable cause to believe that his conduct was unlawful.

13.     Entire Agreement.   This Agreement represents the entire
agreement of the parties hereto. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any of the parties which are not expressly set forth in this Agreement.

14. Amendments, Additions, Modification, Waiver or Discharge. No amendments or additions to this Agreement shall be binding unless in writing and signed by all parties hereto. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by all parties hereto.

15.     Governing Law.     This Agreement shall be governed by,
construed and enforced in accordance with the laws of the State of California and any applicable federal laws.

16.     Cautions and Section Numbers.    The captions and numbers to the
sections and paragraphs of this Agreement are inserted for convenience only and shall not affect the construction or interpretation hereof.

17.     Triplicate Originals: Counterparts.    This Agreement and all
amendments shall be fully executed in triplicate and each triplicate shall constitute an original of the same instrument. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

18. Arbitration. Any controversy or claim arising out of or relating to this Agreement shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in San Jose, California in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

19.    Severability.   The provisions of this Agreement shall be deemed
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

20.    Numbers.    Unless the context clearly indicates otherwise, words
used herein in the singular include the plural and words in the plural include the singular.

21.   Gender.    The use of the feminine, masculine or neuter pronoun
shall not be restrictive as to gender and shall be interpreted in all cases as the context may require.

22.    Representations of Employee.    The Employee represents that he
is not under contract of any kind with any entity or business which would prohibit him from entering into this Agreement. The Employee further represents that he is entirely free to enter into this Agreement and that he neither has nor will enter into any agreement or other obligation while this Agreement is in effect which might conflict with this Agreement or interfere or conflict with any of the terms hereof.

23.    Representations of Employer.   The Employer represents that it is
a corporation in good standing by and under the laws of the State of Delaware and that its president has the authority to properly execute this Agreement.


IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the date first indicated above.


_/s/ Craig Fleming______________
CRAIG FLEMING
President, MEDIA ARTS GROUP, INC.



_/s/ James Landrum_______________
JAMES F. LANDRUM, JR.
Employee